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EXHIBIT 99.1

                                    AMENDMENT
                                     of the
                      Note, Loan and Modification Agreement

         This writing, effective as of September 1, 2004, (the "Amendment"), modifies the terms of the Loan Agreement, dated September 12, 2000 (the "Loan Agreement") between Biomerica, Inc., a Delaware corporation (the "Borrower"), Janet Moore as Trustee of the JANET MOORE TRUST DATED AUGUST 21, 1998 (the "Lender"), the Loan Modification, Forbearance and Security Agreement (the "Modification Agreement") dated March 12, 2004, among Borrower, Lender and Janet Moore, as an individual ("Moore"), and the Amended and Restated Promissory Note, dated March 19, 2004, in principal amount of $313,318.00 (the "Note"), executed in connection with the loan by Lender to Borrower (the "Loan").

         In consideration of the extension of the maturity date granted herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. EXTENSION OF MATURITY DATE. Under the terms of the Note, the Loan matures on September 1, 2004. The Maturity Date, as defined in the Note, is hereby extended until August 31, 2005. Lender agrees that any and all defaults or events of default which may have occurred solely as a result of Borrower's failure to repay the Loan at maturity are hereby waived, but Lender expressly reserves any and all rights and remedies of Lender with respect to any other defaults or events of default which may have occurred and may now be continuing or which may occur after the date hereof.

         2. REAFFIRMATION OF LOAN. Borrower reaffirms all of its obligations arising under or with respect to the Loan, and Borrower acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Note, the Modification Agreement or any other document or agreement executed in connection therewith. The security interest previously granted by Borrower to Lender in connection with the Loan secures payment and performance of the Loan as amended to date.

         3. PAYMENTS BY BORROWER TO LENDER. This Amendment establishes the following payment schedule from the Borrower to the Lender for the principal and interest due on the Note:

         a) Borrower shall pay $4,000.00 per month payable in two installments of $2,000 each on the first (1st) and fifteenth
                  (15th) day of each month or on such other dates as agreed upon, in writing, between Lender and Borrower.

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         b)       Not later than 50 days after the end of each of the Borrower's fiscal quarters and its fiscal year end, Borrower shall pay a sum equal to one-half (1/2) of the Borrower's revenues after deducting cash expenses (non-cash items such as depreciation, amortization, stock option expense, subsidiary and/or affiliate losses, salary accruals, etc. shall not be deducted from income) as calculated for the fiscal quarter then ending between the date hereof and August 31, 2005. This payment by Borrower to Lender shall not exceed $3,500 per month in the relevant quarter. The Borrower shall make its payment to the Lender within two (2) business days after the Borrower has filed its financial statements on Forms 10-QSB or 10-KSB, as applicable, with the Securities and Exchange Commission, and such payments shall be determined based on such financial statements, as adjusted to reflect any adjustments required by the Borrower's accountants in connection with their review or audit of those statements, as applicable.

         4. DEFERRAL OF SALARY. Borrower acknowledges and agrees that the agreements between Borrower and Moore set forth in Section 7 of the Modification Agreement with respect to the deferral of salary payable by Borrower to Moore during the Forbearance Period (as defined in the Modification Agreement) have terminated, effective as of August 31, 2004.

         5. OTHER TERMS. All other terms of the Note, the Loan Agreement and the Modification Agreement not specifically modified by this Amendment remain in full force and effect.






                       [Signatures on the Following Page]


                                       2
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       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives, effective as of the day and year first above written.

Borrower                                    Lender
--------                                    ------
BIOMERICA, INC.                             JANET MOORE, as Trustee of the JANET
                                            MOORE TRUST DATED AUGUST 21, 1998


By: /s/ Zackary S. Irani                    By: /s/ Janet Moore
    -------------------------------             --------------------------------
    Zackary S. Irani                            Janet Moore as Trustee and not
                                                individually

Title: Chief Executive Officer
       ----------------------------


Janet Moore, individually


/s/ Janet Moore
--------------------------------

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